Exhibit 99.1

2780 Waterfront Pkwy. E. Dr. Suite 200 Indianapolis, IN 46214

Phone: 317-328-5660 Fax: 317-328-5668 Sales: 1-800-437-3188 www.calumetspecialty.com

Investor/Media Inquiry Contact: Alpha IR Group, Chris Hodges or Joe Caminiti

Phone: 312-445-2870, CLMT@alpha-ir.com

FOR IMMEDIATE RELEASE

Calumet Specialty Products Partners, L.P. Provides Liquidity Update

The Partnership maintains sufficient liquidity through the COVID-19 pandemic, driven by positive cash flow from operating activities in the quarter

INDIANAPOLIS — (PR NEWSWIRE) — July 6, 2020 — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership,” “Calumet,” the “we,” “our” or “us”), a leading independent producer of specialty hydrocarbon and fuels products, today provides updated information related to the Partnership’s current liquidity position and select unaudited second quarter operating results, in an effort to provide increased transparency through the ongoing COVID-19 pandemic.

Liquidity & Cash Flow Update:

●	The Partnership anticipates that cash flow from operating activities for the second quarter will exceed $60 million

●	As of the close of the second quarter, the Partnership had approximately $245 million, consisting of:

o	approximately $105 million of cash and cash equivalents, and

o	approximately $140 million of undrawn capacity on the Partnership’s revolving credit facility (ABL)

“Despite the economic disruption of the second quarter, our focus on aggressively managing what we can control allowed us to generate positive free cash flow and maintain sufficient liquidity to fund our business,” said Steve Mawer, Chief Executive Officer of Calumet. “This is a tribute to our team and their determination to execute well and remain focused despite the personal challenges and uncertainties of the pandemic. We intend to continue to manage our business to generate positive cash flow from operations for the rest of the year through a continued focus on execution, managing both costs and working capital. Additionally, we are encouraged by the gradual improvement in demand that we observed later in the most recent quarter, and as we look forward, we maintain our cautious expectations that we will continue to see demand accelerate in the third quarter.”

About Calumet Specialty Products Partners, L.P.

Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) is a master limited partnership and a leading independent producer of high-quality, specialty hydrocarbon products in North America. Calumet processes crude oil and other feedstocks into customized lubricating oils, solvents and waxes used in consumer, industrial and automotive products; produces fuel products including gasoline, diesel and jet fuel. Calumet is based in Indianapolis, Indiana, and operates ten manufacturing facilities located in northwest Louisiana, northern Montana, western Pennsylvania, Texas, New Jersey and eastern Missouri.

Non-GAAP Financial Measures

The preliminary expected forward-looking incremental Adjusted EBITDA contained in this press release is provided only on a non-GAAP basis due to the inherent difficulty of calculating items that would be included in Net income (loss) on a GAAP basis. As a result, reconciliation of forward-looking incremental Adjusted EBITDA to GAAP Net income (loss) is not available without unreasonable effort. These amounts that would require unreasonable effort to quantify could be significant, such that the amount of projected GAAP net income would vary substantially from the amount of projected incremental Adjusted EBITDA, and Calumet is unable to address the probable significance of information that is currently unavailable. It is expected that incremental Adjusted EBITDA, when reported, will reflect the exclusion of, among other things, interest expense, depreciation and amortization, and income taxes.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) our expectation regarding our capital budget guidance, business outlook and transformation efforts, (ii) our expectation regarding expense reduction plans and (iii) statements regarding future Adjusted EBITDA contributions attributable to Phase II of our multi-year Self-Help program. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions or dispositions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: various risks and uncertainties associated with the extraordinary market environment and impacts resulting from the COVID-19 pandemic and the actions of foreign oil producers (most notably Saudi Arabia and Russia) to increase crude oil production, including the (i) continuation of a swift and material decline in the demand for fuels and other refined products over an uncertain period of time, (ii) uncertainty regarding the length of time it will take for the United States and the rest of the world to slow the spread of the COVID-19 virus to the point where applicable authorities are comfortable easing current restrictions on various commercial and economic activities (such restrictions are designed to protect public health but also have the effect of significantly reducing demand for fuels and other refined products), (iii) uncertainty regarding the timing, pace and extent of an economic recovery in the United States and elsewhere, which in turn will likely affect demand for specialty hydrocarbon products, fuels and other refined products and therefore the demand for our products, (iv) the refusal or inability of our customers or counterparties to perform their obligations under their contracts with us (including commercial contracts and other agreements), whether justified or not and whether due to financial constraints (reduced creditworthiness, liquidity issues or insolvency), market constraints, legal constraints (including governmental orders or guidance), the exercise of contractual or common law rights that allegedly excuse their performance (such as force majeure or similar claims) or other factors and (v) our inability to perform our obligations under our contracts, whether due to non-performance by third parties, including our customers or counterparties, market constraints, third-party constraints, legal constraints (including governmental orders or guidance), or other factors; our ability to produce specialty products and fuel products that meet our customers’ unique and precise specifications; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; impact of possible divestitures of assets or business; our access to capital, including debt and equity markets, to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the costs of complying with the Renewable Fuel Standard, including the prices paid for RINs; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; accidents or other unscheduled shutdowns; and general economic, market or business conditions.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission, including our latest Annual Report on Form 10-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

For further information: Investor/Media Inquiry Contact: Alpha IR Group, Joe Caminiti or Chris Hodges, Phone: 312-445-2870, CLMT@alpha-ir.com